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                                                                   EXHIBIT 23.02


                            CONSENT OF MOSS ADAMS LLP


We consent to (a) the inclusion in the Registration Statement of SmartSources.com, Inc. on Form SB-2 of our report dated March 4, 2000, relating to the consolidated financial statements of SmartSources.com, Inc. and Subsidiaries as of September 30, 1999 and for the two years in the period then ended and (b) the reference to our firm in the Registration Statement under the caption "Experts."

                                                         /s/ Moss Adams LLP

                                                         Moss Adams LLP

Bellingham, Washington
March 15, 2000